                                                                    EXHIBIT 2.1

                   AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT

     THIS AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT (this "Amendment") is made and entered into as of this 11th day of December, 1996 by and among TENNECO INC., a Delaware corporation ("Tenneco"), NEW TENNECO INC., a Delaware corporation ("Industrial Company"), and NEWPORT NEWS SHIPBUILDING INC. (formerly known as Tenneco InterAmerica Inc.), a Delaware corporation ("Shipbuilding Company").

                                R E C I T A L S


      A. Tenneco, Industrial Company and Shipbuilding Company previously entered into a Distribution Agreement, dated as of November 1, 1996 (the "Distribution Agreement"), pursuant to which, among other things, Tenneco will separate and divide its existing business so that (i) its automotive, packaging and business services businesses (the "Industrial Business") shall be owned directly and indirectly by Industrial Company and (ii) the shipbuilding business (the "Shipbuilding Business") shall be owned directly and indirectly Shipbuilding Company.

     B. Tenneco, Industrial Company and Shipbuilding Company desire to amend the Distribution Agreement as specifically permitted thereunder.

     NOW, THEREFORE, in consideration of the mutual promises and agreements of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                              A G R E E M E N T S

      1. Terms. Unless otherwise defined herein, terms used herein shall have the meaning ascribed thereto as set forth in the Distribution Agreement.

      2. Amendments. Tenneco, Industrial Company and Shipbuilding Company have determined pursuant to Section 2.01 of the Distribution Agreement that: (a) it is necessary to amend, supplement, modify and, in certain respects, eliminate certain of the Corporate Restructuring Transactions to properly divide the existing businesses of Tenneco so that (i) the Industrial Business shall be owned directly and indirectly by Industrial Company and (ii) the Shipbuilding Business shall be owned directly and indirectly by the Shipbuilding Company, and
(b) that such amendments, modifications, supplements and eliminations neither individually or in the aggregate, adversely affect the Energy Business nor materially delay or prevent the consummation of the Merger. Accordingly, pursuant to Section 2.01 and Section 8.08 of the Distribution Agreement, the Distribution Agreement is hereby amended as follows:

          a. Section 5.04(c) of the Distribution Agreement is hereby amended by deleting the term "Shipbuilding Subsidiary" in the first line and inserting the term "Shipbuilding Company" in lieu thereof.

          b. Exhibit B to the Distribution Agreement is hereby deleted in its entirety and the Exhibit B attached hereto is substituted in lieu thereof.

          c. Exhibit E to the Distribution Agreement is hereby deleted in its entirety and the Exhibit E attached hereto is substituted in lieu thereof.

          d. Exhibit G to the Distribution Agreement is hereby deleted in its entirety and the Exhibit G attached hereto is substituted in lieu thereof.

          e. Exhibit J to the Distribution Agreement is hereby deleted in its entirety and the Exhibit J attached hereto is substituted in lieu thereof.


     3. Distribution Agreement in Full Force. Except as herein amended or modified, the Distribution Agreement shall remain unchanged and in full force and effect and is hereby ratified, approved and confirmed in all respects.

     4. References. After the date hereof, all references in the Distribution Agreement to "Agreement," "hereof" or similar terms shall refer to the Distribution Agreement as hereby amended.

     5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Tenneco, Industrial Company and Shipbuilding Company and their respective successors and assigns.

     6. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws, and not the laws of conflict, of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                       TENNECO INC.

                                       By:  /s/ Karl A. Stewart
                                            -------------------------
                                            Name:  Karl A. Stewart
                                                   ------------------
                                            Title: Vice President
                                                   ------------------

                                       NEW TENNECO INC.

                                       By:  /s/ Robert G. Simpson
                                            -------------------------
                                            Name:  Robert G. Simpson
                                                   ------------------
                                            Title: Vice President
                                                   ------------------

                                       NEWPORT NEWS SHIPBUILDING INC.

                                       By:  /s/ Stephen B. Clarkson
                                            --------------------------
                                            Name:  Stephen B. Clarkson
                                                   -------------------
                                            Title: Vice President
                                                   -------------------

                                   Exhibit B
                                    to the
                            Distribution Agreement

                                 PROJECT LIZA
                               TRANSACTION STEPS

     Set forth below are the transactions that, as applicable, the members of each of the Energy Group, Industrial Group, and Shipbuilding Group will consummate in connection with the Distributions and Merger. Capitalized terms used but not otherwise defined herein have the meaning ascribed to them under the Distribution Agreement.

A.   REALIGNMENT OF INTERCOMPANY ACCOUNTS

     Except as otherwise provided in Section B below, the following transactions will be effected as of October 31, 1996 to realign the intercompany accounts of the Groups. As a result of these transactions, Tenneco will have one net intercompany account receivable or payable with New Tenneco Inc. ("Industrial Company") and one net intercompany account receivable or payable with Newport News Shipbuilding Inc. ("Shipbuilding Company"), and all other intercompany accounts payable or receivable of members of each Group (other than trade accounts) will be exclusively between members of that Group. Following completion of these transactions, there will be no further transfers of funds between members of the different Groups other than pursuant to transactions occurring in the ordinary course of business (trade accounts), transfers from or to Tenneco and either Industrial Company or Shipbuilding Company, and transfers required or otherwise permitted pursuant to these Corporate Restructuring Transactions.

     1. Realignment of Industrial Group Intercompany Accounts. Each member of the Industrial Group having a net intercompany receivable from a member of the Energy Group or the Shipbuilding Group (excluding trade accounts receivable) will transfer such net intercompany receivable to Industrial Company in exchange for an intercompany advance receivable from Industrial Company in an amount equal to the amount of the net intercompany receivable transferred. Industrial Company will assume the net intercompany payable of each member of the Industrial Group having a net intercompany payable to a member of the Energy Group or the Shipbuilding Group (excluding trade accounts payable) in exchange for the issuance by each such Industrial Group member of an intercompany advance payable to Industrial Company in an amount equal to the amount of the net intercompany payable assumed. Industrial Company will consent to the assumption of other net intercompany payables by Shipbuilding Company or Tenneco as provided in this Section A.

     2. Realignment of Shipbuilding Group Intercompany Accounts. Shipbuilding Company will cause each member of the Shipbuilding Group having a net intercompany receivable from a member of the Industrial Group or the Energy Group to transfer such net intercompany receivable to Shipbuilding Company in exchange for an intercompany advance receivable from Shipbuilding Company in an amount equal to the amount of the net intercompany receivable transferred. Shipbuilding Company will assume the net intercompany payable of each member of the Shipbuilding Group having a net intercompany payable to a member of the Industrial Group or the Energy Group (excluding trade accounts payable) in exchange for the issuance by each such Shipbuilding Group member of an intercompany advance payable to Shipbuilding Company in an amount equal to the amount of the net intercompany payable assumed. Shipbuilding Company will

Project Liza Transaction Steps
Page 2

consent to the assumption of other net intercompany payables by Industrial Company or Tenneco as provided in this section A.

     3. Realignment of Energy Group Intercompany Accounts. Tenneco will cause each member of the Energy Group having a net intercompany receivable from a member of the Industrial Group or the Shipbuilding Group to transfer such net intercompany receivable to Tenneco in exchange for an intercompany advance receivable from Tenneco in an amount equal to the amount of the net intercompany receivable transferred. Tenneco will assume the net intercompany payable of each member of the Energy Group having a net intercompany payable to a member of the Industrial Group or the Shipbuilding Group (excluding trade accounts payable) in exchange for the issuance by each such Energy Group member of an intercompany advance payable to Tenneco in an amount equal to the amount of the net intercompany payable assumed. Tenneco will consent to the assumption of other net intercompany payables by Industrial Company or Shipbuilding Company as provided in this section A.

     4. Realignment of Intercompany Accounts Between Industrial Company and Shipbuilding Company. If after the completion of steps A(1) through A(3), Industrial Company has a net intercompany receivable from Shipbuilding Company (excluding trade accounts), Tenneco will assume Shipbuilding Company's net payable to Industrial Company in exchange for the issuance by Shipbuilding Company of an intercompany advance payable to Tenneco in an amount equal to the amount of the net intercompany payable assumed. If after the completion of steps A(1) through A(3), Shipbuilding Company has a net intercompany receivable from Industrial Company, Tenneco will assume Industrial Company's net payable to Shipbuilding Company in exchange for the issuance by Industrial Company of an intercompany advance payable to Tenneco having a face amount equal to the face amount of the net intercompany payable assumed.

B.   Preliminary Debt Realignment Transactions

     1. Capitalization or Liquidation of Subsidiaries. The following transactions will be effected to increase the capitalization of various subsidiaries and to liquidate other subsidiaries. Except as otherwise noted, the transfers are effective as of 10/31/96. Transfers of funds will be accomplished by daylight overdrafts.

          a. Newport News Shipbuilding and Dry Dock Company ("Newport News") will transfer to Newport News Industrial Corporation ("NNIC") as a contribution to capital $1,700,000. NNIC will transfer the funds to Newport News as an intercompany advance.

         b. NNIC will transfer to Newport News Industrial Corporation of Ohio ("NNICO") as a contribution to capital $200,000. NNICO will transfer the funds to NNIC as an intercompany advance.

         c. TGP will transfer to TII as a contribution to capital the intercompany account payable owed by Tenneco Automotive Trading Company ("TATC") to TGP as of August 31, 1996 ($___________).

Project Liza Transaction Steps
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          d.  TII will transfer to TATC as a contribution to capital the intercompany account payable received by TII in step B(1)(c).

          e. TGP will transfer to Tenneco Brake Inc. as a contribution to capital $15,000,000. Tenneco Brake Inc. will transfer the funds to TGP as an intercompany advance. The intercompany advance will be settled as provided in Section A above.

          f. TGP will transfer to Walker Electronic Silencing Inc. as a contribution to capital $10,000,000. Walker Electronic Silencing Inc. will transfer the funds to TGP as a intercompany advance. The intercompany advance will be settled as provided in Section A above.

          g. TGP will transfer to TII as a contribution to capital the intercompany account payable owed by Walker Europe Inc. to TGP as of October 31, 1996 ($_____________). TII will transfer to Walker Europe Inc. as a contribution to capital (1) the intercompany account payable received pursuant to the previous sentence, and (2) $10,000,000. Walker Europe Inc. will transfer $10,000,000 to TII as an intercompany advance. The intercompany advance will be settled as provided in Section A above.

          h. Effective as of October 30, 1996, Tenneco will transfer to Tenneco Liquidation Company (f/k/a Tenneco Business Services Inc.) ("TBS") as a contribution to capital $60,000,000. TBS will transfer the funds to Tenneco as
an intercompany advance.   The intercompany advance will be settled as provided
in Section A above. Effective as of October 31, 1996, Tenneco will transfer to TBS as a contribution to capital the intercompany account payable owed by TBS to Tenneco as of August 31, 1996 ($___________).

          i. Tenneco Corporation will transfer to Tenneco Independent Power I Company as a contribution to capital $5,000,000. Tenneco Independent Power I Company will transfer the funds to Tenneco Corporation as an intercompany advance.

          j. Tenneco Corporation will transfer to Tenneco Independent Power II Company as a contribution to capital $1,000,000. Tenneco Independent Power II Company will transfer the funds to Tenneco Corporation as an intercompany advance.

          k. Tenneco Corporation will transfer to Tenneco Minerals Company - Nevada as a contribution to capital $5,000,000. Tenneco Minerals Company - Nevada will transfer the funds to Tenneco Corporation as an intercompany advance.

          l. Tenneco Corporation will transfer to Tenneco Oil Company as a contribution to capital $700,000,000. Tenneco Oil Company will transfer the funds to Tenneco Corporation as a intercompany advance.

          m. Tenneco Corporation will transfer to Tenneco Power Generation Company as a contribution to capital $5,000,000. Tenneco Power Generation Company will transfer the funds to Tenneco Corporation as an intercompany advance.

Project Liza Transaction Steps
Page 4

          n. Tenneco Power Generation Company will transfer to Tenneco Ethanol Company as a contribution to capital $10,000,000. Tenneco Ethanol Company will transfer the funds to Tenneco Power Generation Company as an intercompany advance.

          o. The following subsidiaries will merge into their respective parent corporations as indicated below:

Subsidiary                                  Parent
-------------------------------------       -----------------------------------
Holmes Machinery Company                    The Pullman Company
Pullman RSC Company                         The Pullman Company
Pullman Aircraft Products Inc.              Pullman Aerospace, Inc.
Pullman Aerospace Inc.                      The Pullman Company
Peabody Instruments, Inc.                   Peabody International Corporation
Peabody Noise Control Inc.                  Peabody International Corporation
Holmes Blowers Inc.                         Peabody International Corporation
Peabody Solid Wastes Management Inc.-       Peabody International Corporation
  DeWald
Peabody ABC Corp.                           Peabody International Corporation
Peabody Pumps, Inc.                         Peabody International Corporation
Galco Inc.                                  Peabody International Corporation

     2. Refinancing of TIHC Liquidity Facility and TIHC Loans to Tenneco. Effective as of November 1, 1996, Tenneco International Holding Corp. (Delaware) ("TIHC") will restructure its credit facility with Tenneco Credit corporation ("TCC") and its loans to Tenneco as follows:

          a. Tenneco will transfer to Industrial Company as an intercompany advance an amount of funds equal to $25,000,000.

          b. Industrial Company will transfer the funds received in step B(2)(a) to Tenneco Automotive Inc. (f/k/a Monroe Auto Equipment Company; see step C(13)) ("TAI") as an intercompany advance.

          c. TAI will enter into a credit facility with TIHC on terms identical to the terms of the credit facility currently existing between TIHC and TCC. TAI will transfer the funds received in step B(2)(b) to TIHC as an advance of funds under the terms of the TAI/TIHC credit facility.

          d. Tenneco will transfer to TIHC an amount of funds equal to the accrued balance through October 31, 1996 on TIHC's net intercompany loan to Tenneco, and the loan shall be canceled.

          e. From the funds received in steps B(2)(c) and B(2)(d), TIHC will transfer to TCC an amount of funds equal to the accrued balance through October 31, 1996 under TIHC's credit facility with TCC, and the credit facility will be terminated.

          f. TCC will transfer the funds received in step B(2)(e) to Tenneco as an intercomapny loan.

Project Liza Transaction Steps
Page 5


          g. TIHC will transfer any funds remaining after the transfer described in step B(2)(e) to Industrial Company as an intercompany loan (on terms substantively identical to the terms of the prior loan to Tenneco).

          h. Industrial Company will transfer the funds received in step B(2)(g) to Tenneco as an intercompany advance.

There will be no actual transfers of funds in step B(2); the intercompany transfers will be accomplished though journal entries.

     3. Purchase of Diamond Notes. Sara Lee Corporation currently holds a note issued by Tenneco Packaging Inc. to Diamond International Inc. (the "TPI Diamond Note") and two notes issued by Tenneco International Inc. ("TII") to Diamond International Inc. (the "TII Diamond Note"). Tenneco Corporation's distribution of the stock of Shipbuilding Company and Industrial Company in step C(16) may violate certain provisions of a guarantee agreement executed by Tenneco Corporation in connection with the issuance of the Diamond Note. To eliminate the possibility of a violation of the agreement, the Diamond Notes will be purchased from Sara Lee on November 15, 1996 as follows:

          a. Tenneco will transfer to Industrial Company as an intercompany advance an amount of funds equal to the purchase price of the TPI Diamond Note ($1,365,000).

          b. Industrial Company will transfer the funds received in Step B(3)(a) to Tenneco Packaging Inc. as an intercompany advance.

          c. Tenneco will transfer to TII as an intercompany advance an amount of funds equal to the fair market value of the TII Diamond Notes ($3,769,000 plus $673,000).

          d. Tenneco Packaging Inc. and TII will transfer the funds received in steps B(3)(b) and B(3)(c) to Sara Lee Corporation in exchange for the TPI Diamond Note and the TII Diamond Note, respectively.

Step B(3) will be accomplished by a direct transfer of funds ($5,807,000) from Tenneco to Sara Lee Corporation. The intercompany transfers will be accomplished through Journal entries.

     4. TCC Sale of Case Receivables. Effective as of December 5, 1996, TCC will sell all of its interest in the receivables relating to the business of Case Corporation (the "Case Receivables") to a newly formed wholly owned Industrial Company subsidiary ("Tenneco Retail Receivables Company") as follows:

          a. Tenneco will transfer to Industrial Company as an intercompany advance an amount of funds equal to the fair market value of the Case Receivables (approximately $160,000,000).

Project Liza Transaction Steps
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          b. Industrial Company will transfer the funds received in step B(4)(a)
to Tenneco Retail Receivables Company as an intercompany advance.

          c. Tenneco Retail Receivables Company will transfer the funds received in step B(4)(b) to TCC in exchange for the Case Receivables.

          d. TCC will transfer the funds received in step B(4)(c) to Tenneco as an intercompany loan.

          e. Tenneco Retail Receivables Company will sell all or a portion of the Case Receivables to a third party for cash.

          f. Tenneco Retail Receivables Company will transfer the funds received in step B(4)(e) to Industrial Company as a repayment of the intercompany advance received from Industrial Company in step B(4)(b).

          g. Industrial Company will transfer the funds received in step B(4)(e) to Tenneco as a repayment of the intercompany advance received from Tenneco in step B(4)(a). Tenneco will use the funds to repay short-term borrowings under its credit facility or for other corporate purposes.

The funds to be received in step B(4)(e) will be transferred directly from the third party's bank to Tenneco's credit facility administrative agent for credit to Tenneco's account. No other funds transfers will be required in step B(4).

    5. TCC Transfer of Interest in Industrial Group Receivables. Effective as of December 9, 1996, TCC will transfer all of its interest and obligations associated with the receivables relating to the Industrial Business (the "Industrial Receivables"), including TCC's rights and obligations under agreements with ASCC to the extent related to the Industrial Receivables, to a newly formed wholly owned Industrial Company subsidiary ("TMC Texas Inc.") as follows:

          a. Tenneco will transfer to Industrial Company as an intercompany advance an amount of funds equal to the fair market value of the Industrial Receivables ($_________________).

          b. Industrial Company will transfer the funds received in step B(5)(a) to TMC Texas Inc. as an intercompany advance.

          c. TMC Texas Inc. will transfer the funds received in step B(5)(b) to TCC in exchange for the Industrial Receivables.

          d. TCC will transfer the funds received in step B(5)(c) to Tenneco as an intercompany loan.

     6. Sale of Hvide Van Ommeren Interest. Intentionally omitted.

Project Liza Transaction Steps
Page 7


     7. Termination of Eastern Insurance Company Non-Energy Business

          a. On June 21, 1996, Eastern Insurance Company Limited ("Eastern") paid a dividend of $20,118,711 out of its earned surplus to TGP. TGP transferred the funds to Tenneco as an intercompany advance.

          b. On September 23, 1996, Eastern transferred funds to Tenneco Management Company in the amount of $34,200,289 representing the amount described in Section 4.3(c)(i) of the Insurance Agreement attached as Exhibit H to the Distribution Agreement (i.e., "all amounts which appear as reserves on the books and records of the Eastern Insurance Provider as of the Termination Time in respect of claims relating to any Industrial Covered Person which have been reported prior to the Termination Time").

          c. Effective as of [October 31, 1996], Eastern will transfer funds to Industrial Company in the amount of $2,181,014 representing the amount described in Section 4.3(c)(iii) of the Insurance Agreement attached as Exhibit H to the Distribution Agreement (i.e., "50% of 'incurred but not reported' reserve appearing on the books and records of the Eastern Insurance Provider as of the Termination Time under the excess liability programs of the Eastern Policies with respect to Industrial and Energy").

     8. Consents of Lessors and Creditors. As soon as practical, the following consents will be obtained to permit the transactions contemplated by the Corporate Restructuring Transactions:

          a. Counce. The lenders under loan agreements with Counce Finance Corporation (the "Counce Noteholders") must consent to the distribution by Tenneco Corporation of substantially all of its assets as contemplated by paragraph 16 of the Corporate Restructuring Transactions and to the transfer of the Counce Limited Partnership partnership interests as contemplated by steps C(6), C(9), and C(15A).

          b. GECC Leases. The lenders, equity holder, and trustee under the Tenneco Packaging Inc. mill leases must consent to Tenneco Packaging Inc. ceasing to be an affiliate of Tenneco as contemplated by step D(1).

          c. Tenneco International Holding Corp. MW Investors L.L.C., as holder of the Variable Rate Voting Participating Preferred Stock of Tenneco International Holding Corp., must consent to Tenneco International Holding Corp. ceasing to be an affiliate of Tenneco as contemplated by step D(1).

     9. Execution of Underwriting Agreement. On November 12, 1996, Tenneco will enter into a firm commitment underwriting agreement with a group of underwriters relating to the issuance by Tenneco to the underwriter of shares of voting junior preferred stock of Industrial Company ("New Preferred Stock") for $300,000,000 cash less underwriting discount.

     10. NPS Issuance. On November 18, 1996, Tenneco will issue the New Preferred Stock to the underwriters in exchange for cash of $300,000,000 less underwriting discount. Tenneco will use the funds to pay down existing credit facilities.

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Project Liza Transaction Steps
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     11. Defeasance of a Portion of Tenneco's Consolidated Debt. On December 6,
1996, Tenneco will defease a portion of the debt of TGP and TCC as follows:

          a. Tenneco will borrow $283,369,921.01 under Tenneco's existing credit facilities to effect a defeasance of the following debt obligations:

          ----------------------------------------------------------------------
                                                                      Interest
          Issuer        Face Amount        Coupon      Maturity      at Maturity
          ----------------------------------------------------------------------
          TGP           $250,000,000        9.00%     01/15/97       $11,250,000
          TCC           $  7,500,000        8.50%     01/30/97       $   318,750
          TCC           $    500,000        8.50%     03/17/97       $    21,250
          TCC           $  3,000,000        8.50%     03/24/97       $   127,500
          TCC           $  5,000,000        8.52%     03/28/97       $   213,000
          TCC           $  6,600,000        8.57%     03/18/97       $   282,810
                        ------------                                 -----------
          Total         $272,600,000                                 $12,213,310
                        =============                                ===========

          b. Tenneco will transfer $23,237,635.59 to TCC from the funds described in step B(11)(a) to defease the TCC debt identified in step B(11)(a). The transfer will be treated as a payment by Tenneco against its intercompany loan payable to TCC.

          c. Tenneco will transfer $260,132,285.42 to TGP as an intercompany advance from the funds described in step B(11)(a) to defease the TGP debt identified in step B(11)(a).

          d. TCC will transfer the funds received in step B(11)(b) to JP Morgan, which will use such funds to purchase U.S. Treasury securities and will transfer such securities to the indenture trustee in accordance with the terms of the indenture relating to TCC's debt obligations identified in step B(11)(a) to effect a legal defeasance of such obligations under the terms of the indenture.

          e. TGP will transfer the funds received in step B(11)(c) to JP Morgan, which will use such funds to purchase U.S. Treasury securities and will transfer such securities to the indenture trustee in accordance with the terms of the indenture relating to TGP's debt obligations identified in step B(11)(a) to effect a legal defeasance of such obligations under the terms of the indenture.

          f. The indenture trustee will transfer to Industrial Company any proceeds from the defeasance portfolio (including investment of such proceeds) in excess of the amounts necessary to pay the defeased debt at maturity.

     12. Consent of $4.50 Preferred. Approval of the Transaction requires the affirmative vote of holders of a majority of the outstanding shares of Tenneco's $4.50 Preferred Stock and $7.40 Preferred Stock voting as a class. To ensure that the holders of Tenneco's $4.50 Preferred Stock vote in favor of the transaction, Tenneco will obtain an irrevocable proxy from the holders in exchange for amending the Merger Agreement to fix the formula for determining the number of shares of Acquiror Parent voting common stock to be paid to the holders in the Merger.

     13. Declaration of Accrued Dividends. Dividends on $4.50 Preferred Stock otherwise due on March 12, 1997 will be declared on December 4, 1996, payable to holders of record on December

Project Liza Transaction Steps
Page 9

9, 1996, and payable on December 12, 1996. Dividends on $7.40 Preferred Stock otherwise due on December 31, 1996 will declared on October 8, 1996, payable to holders of record on November 22, 1996, and payable on December 31, 1996.

C.   IMPLEMENTATION OF CORPORATE RESTRUCTURING TRANSACTIONS

        The following transactions will be effected following the receipt of the IRS Ruling Letter and on or before the Distribution Date (December 11, 1996) pursuant to the requirement in Section 2.01 of the Distribution Agreement that the parties and their affiliates "take such action or actions as is necessary to cause, effect and consummate the Corporate Restructuring Transactions." Transactions occurring on the same day shall be deemed to have occurred in the order listed herein regardless of the order in which the documentation is executed, filed, or accepted, and regardless of the order in which the funds or other assets are transferred.

     1. Effective as of October 31, 1996, TGP will transfer all of the assets and associated liabilities of and relating to the Walker muffler shop distribution center operation located in Carson, California (the "MSDC BUSINESS") to Tenneco Corporation as a contribution to capital.

     2. Effective as of October 31, 1996, Tenneco Corporation will transfer the MSDC Business to Industrial Company as a contribution to capital. Any title transfer documents required for steps C(1) and C(2) should reflect the transfer of the assets directly from TGP to Industrial Company.

     3. The following transactions will be effected implement the requirement that Tenneco Corporation satisfy the active business requirements of I.R.C.(S) 355(b):

          a. Effective as of October 31, 1996, TGP will transfer all of the stock of Midwestern Gas Transmission Company (Delaware) ("MIDWESTERN") to Tenneco Corporation as a contribution to capital.

          b. Effective as of October 31, 1996, Tenneco Energy Resources Corporation (Delaware)("TERC") will merge into Channel Industries Gas Company (Delaware)("CIGC"), a wholly owned subsidiary of TERC, with CIGC as the surviving corporation. In the merger, all of the shares of TERC stock held by Tenneco Corporation will be canceled, and Tenneco Corporation will become the owner of all of the shares of CIGC stock formerly held by TERC. As a result of the merger, CIGC will become a wholly owned direct subsidiary of Tenneco Corporation, and all of TERC's assets other than the stock of CIGC will become assets of CIGC.

          c. Effective as of October 31, 1996, Tenneco Corporation will transfer to New Midwestern Inc., a newly formed wholly owned subsidiary of Tenneco Corporation, as a contribution to capital all of Tenneco Corporation's Energy Business assets other than stock of subsidiaries, and all of its liabilities other than liabilities for accrued taxes.

          d. Effective as of October 31, 1996, Tenneco Corporation will transfer to Midwestern as a contribution to capital all of the stock of the following companies:

               Entrade Engine Company (Kentucky)

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Project Liza Transaction Steps
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               H.T. Gathering Company (Texas) (50%)/1/
               Petro-Tex Chemical Corporation (Delaware) (in dissolution) SWL Security Corp. (Texas)
               TGP Corporation (Delaware)
               Tenneco Minerals Company - California (Delaware)
               Tenneco Minerals Company - Nevada (Delaware)
               Tenneco OCS Company, Inc. (Delaware)
               Tenneco Oil Company (Delaware)
               Tenneco Polymers, Inc. (Delaware)
               Tennessee Overthrust Gas Company (Delaware)
               New Midwestern Inc.

          e. Effective as of October 31, 1996, Tenneco Corporation will transfer to CIGC as a contribution to capital all of the stock owned by Tenneco Corporation in the following companies:

               Deepsea Ventures, Inc. (Delaware)
               Tenneco Independent Power I Company (Delaware)
               Tenneco Independent Power II Company (Delaware)
               Tenneco Insurance Ventures (Delaware)
               Tenneco Power Generation Company (Delaware)

Following step C(3), Tenneco Corporation will have no assets other than the stock of the following companies:

               Autopartes Walker, S.A. de C.V. (Mexico) (0.02%)
               Channel Industries Gas Company (Delaware)
               Midwestern Gas Transmission Company (Delaware)
               Newport News Shipbuilding Inc. (Delaware)
               New Tenneco Inc. (Delaware)
               Tenneco Deutschland Holdinggesellschaft mbH (Germany) (99.97%) Walker Deutschland GmbH (Germany) (1%)
               Tenneco International Holding Corp. (7.82% interest in Common
                 Stock)

     4. Effective as of October 31, 1996, Tenneco will transfer to TGP as a contribution to capital all of its assets other than cash, the interest rate swap contracts entered into in August 1996 relating to the Consolidated Debt, the note receivable from I.C.H. Corporation, the stock to be transferred in step C(12), and the stock of TGP, and all of its liabilities other than the Consolidated Debt issued by Tenneco, accrued taxes, unpaid dividends, and the intercompany payables due to Industrial Company and Shipbuilding Company. The assets to be transferred to TGP include stock of the following companies:

-----------

/1/ Tenneco Corporation owns 50% of the issued and outstanding Class A Voting Stock and 20% of the Class B Nonvoting Stock, 29% of the total equity; and Houston Pipe Line Company, an unaffiliated company, owns 50% of the issued and outstanding Class A Voting Stock and 80% of the Class B Nonvoting Stock, 71% of the total equity.

Project Liza Transaction Steps
Page 11


               Greater Houston Small Business Equity Fund, Inc. (Texas) Kern County Land Company (Delaware)
               MESBIC Financial Corporation of Houston (Texas)
               Tenneco Credit Corporation (Delaware)
               Tenneco MLP Inc. (Delaware)

     5. Effective as of October 31, 1996, Newport News Industrial Corporation (Virginia) will transfer all of its assets and trade accounts payable to Shipbuilding Company in exchange for a Shipbuilding Company $4,000,000 promissory note.

     6. Subject to receipt of the consent of the Counce Noteholders referred to in step B(8)(a), effective as of November 30, 1996 TCC will transfer all of its interest as a limited partner in Counce Limited Partnership, a Texas Limited Partnership ("Counce"), to Tenneco Corporation in exchange for Voting Preferred Stock of Tenneco Corporation having a fair market value equal to the aggregate appraised value of the partnership interest transferred by TCC.

     7. Effective as of November 30, 1996, Tenneco Equipment Corporation ("TEC") will transfer (a) all of TEC's interest in the shares of the Common Stock of TIHC, and (b) all of TEC's interest in the shares of $8.00 Junior Preferred Stock of TIHC to Tenneco Corporation in exchange for Voting Preferred Stock of Tenneco Corporation having a fair market value equal to the aggregate appraised value of the stock transferred by TEC.

     8. Effective as of November 30, 1996, TII will transfer all of its ownership interest (100% unless otherwise indicated) in the following companies to Tenneco Corporation in exchange for (a) a $50,000 promissory note issued by Tenneco Corporation and (b) Voting Preferred Stock of Tenneco Corporation. The consideration issued by Tenneco Corporation will have an aggregate fair market value equal to the aggregate appraised value of the stock transferred by TII.

               Autopartes Walker, S.A. de C.V. (Mexico) (0.02%)
               Omni-Pac GmbH (Germany) (1%)
               Omni-Pac S.A.R.L. (France) (97%)
               Tenneco Automotive Trading Company
               Tenneco International Holding Corp. (71.84% interest in Common
                 Stock and 50% interest in $8.00 Junior Preferred Stock)
               Tenneco United Kingdom Holdings Limited
               Walker Europe, Inc.
               Walker Norge A/S (Norway)

     9. Subject to receipt of the consent of the Counce Noteholders referred to in step B(8)(a), effective as of November 30, 1996 Shipbuilding Company will transfer its interest as general partner in Counce Limited Partnership to PCA Leasing Company as a contribution to capital.

    10A. On or shortly before the Distribution Date, Shipbuilding Company will issue $400,000,000 principal amount of high-yield notes, the proceeds of which (after payment of issuance expenses) will be placed in an escrow account until the Distribution Date, at which time the funds

Project Liza Transaction Steps
Page 12

will be transferred to Shipbuilding Company account number 910-2-780 609 at The Chase Manhattan Bank.

     10B. On the Distribution Date, Shipbuilding Company will borrow $215,000,000 under its credit facility. The funds will be deposited in Shipbuilding Company account number 910-2-780 609 at The Chase Manhattan Bank. From the proceeds of the credit facility borrowing and the proceeds of the high-yield notes released from the escrow described in step C(10A), Shipbuilding Company will transfer $600,000,000 to NNS Delaware Management Company as a contribution to capital. NNS Delaware Management Company will loan the funds to Newport News Shipbuilding and Dry Dock Company. Newport News Shipbuilding and Dry Dock Company will transfer the proceeds of the loan, plus Shipbuilding Company's net intercompany receivable from Tenneco, to Tenneco Corporation as a dividend. Tenneco Corporation will loan the funds received from Shipbuilding Company to Tenneco. Tenneco will use all of the funds to retire existing TGP debt as contemplated by the tender offers described in step C(16B), and to retire existing Tenneco and TCC debt as contemplated by step C(20). To document that the funds received by Tenneco were used to retire debt, the funds will be transferred directly from Shipbuilding Company account number 910-2-780 609 at The Chase Manhattan Bank to the account to be used by The Chase Manhattan Bank as Depositary for the offers to purchase debt of TGP, TCC, and Tenneco as contemplated by steps C(16B) and C(20) (account number 910-2-758 084).


     11. On the Distribution Date following consummation of step C(10B), Shipbuilding Company will transfer all of its stock in Tenneco Packaging Inc. to Tenneco Corporation as a distribution with respect to stock (i.e., return on contributed surplus), and will transfer all of its stock of PCA Leasing Company as a dividend.

    12. Effective as of October 31, 1996, Tenneco will transfer all of its ownership interest (100% unless otherwise indicated) in the following companies to TGP as a contribution to capital and in exchange and consideration for additional shares of stock of TGP.

               Autopartes Walker, S.A. de C.V. (Mexico) (0.02%)
               Tenneco Windsor Box & Display Inc. (f/k/a/ DeLine Box & Display,
                 Inc.)
               Tenneco Asia Inc.
               Tenneco Brazil Ltda. (Brazil)
               Tenneco Business Services Holdings Inc. (f/k/a Tenneco Business
                 Services Inc.)
               Tenneco Foam Products Company (f/k/a Amoco Foam Products Company) Tenneco Management Company (f/k/a 1275, Inc.)
               Tenneco Moorhead Acquisition Inc.
               Tenneco Packaging Hungary Holdings Inc.
               Tenneco Romania Holdings Inc.

     13. Effective as of October 31, 1996, Monroe Auto Equipment Company will change its name to Tenneco Automotive Inc., and will create three divisions:

               Monroe Auto Equipment Company division
               Walker Manufacturing Company division
               Tenneco Automotive Headquarters division

Project Liza Transaction Steps
Page 13

Effective as of October 31, 1996 following the name change referred to in the previous sentence. TGP will transfer all of the assets and related liabilities of the Walker Manufacturing Company division of TGP (other than the MSDC Business transferred in step C(1) and (2)) to the Walker Manufacturing Company Division of Tenneco Automotive Inc., and will transfer all of the assets and liabilities of the Tenneco Automotive Headquarters Division to the Tenneco Automotive Headquarters division of Tenneco Automotive Inc., in each case as a contribution to capital. For purposes of this transfer, TGP's Asheville, N.C. plant shall not be treated as part of the Walker Manufacturing Company division's assets nor as part of the Tenneco Automotive Headquarters Division's Assets. See Step 21 for the transfer of the Asheville, N.C. property.

     14. Effective as of October 31, 1996 following consummation of step C(12) TGP will transfer all of its ownership interest (100% unless otherwise indicated) in the following assets to Tenneco Corporation as a contribution to capital and in exchange and consideration for additional shares of common stock of Tenneco Corporation.

               Autopartes Walker, S.A. de C.V. (Mexico) (99.94)/2/
               Tenneco Automotive Inc. (f/k/a Monroe Auto Equipment Company) Monroe-Mexico S.A. de C.V. (Mexico) (0.01%)
               Proveedora Walker S.A. de C.V. (Mexico) (99.99%)/3/
               Tenneco Automotive Foreign Sales Corporation Ltd. (Jamaica) (1%) Tenneco Brake, Inc.
               Walker Electronic Silencing, Inc.
               Walker Manufacturing Company

               Stock Received in Step (12) above
               ---------------------------------
               Tenneco Windsor Box & Display Inc. (f/k/a DeLine Box & Display,
                 Inc.)
               Tenneco Asia Inc.
               Tenneco Brazil Ltda (Brazil)
               Tenneco Business Services Holdings Inc. (f/k/a Tenneco Business
                 Services Inc.)
               Tenneco Foam Products Company (f/k/a Amoco Foam Products Company) Tenneco Management Company (f/k/a/ 1275, Inc.)
               Tenneco Moorhead Acquisition Inc.
               Tenneco Packaging Hungary Holdings Inc.
               Tenneco Romania Holdings Inc.






----------------------
/2/  Includes 0.02% interest acquired from Tenneco in step 12 above.

/3/ TGP owns 49,999 shares, and Tenneco Automotive Inc. (f/k/a Monroe Auto Equipment Company) owns 1 share.

Project Liza Transaction Steps
Page 14

     15A. Effective as of October 31, 1996 following the consummation of step C(14), Tenneco Corporation will transfer all of its ownership interest (100% unless otherwise indicated) in the following entities to Industrial Company as a contribution to capital and in exchange and consideration for additional shares of stock of Industrial Company.

               Stock Owned at October 30, 1996
               -------------------------------
               Tenneco Deutschland Holdinggesellschaft mbH (Germany) Tenneco Inc. (Nevada)
               Walker Deutschland GmbH (Germany) (1%)

               Stock and Assets Received in Step (14)
               --------------------------------------
               Autopartes Walker, S.A. de C.V. (Mexico) (99.96%)/4/
               Tenneco Automotive Inc. (f/k/a Monroe Auto Equipment Company) Monroe-Mexico S.A. de C.V. (Mexico) (0.01%)
               Proveedora Walker S.A. de C.V. (Mexico) (99.99%)
               Tenneco Automotive Foreign Sales Corporation Ltd. (Jamaica) (1%) Tenneco Brake, Inc.
               Walker Electronic Silencing, Inc.
               Walker Manufacturing Company
               Tenneco Windsor Box & Display Inc. (f/k/a DeLine Box & Display,
                 Inc.)
               Tenneco Asia Inc.
               Tenneco Brazil Ltda. (Brazil)
               Tenneco Business Services Holdings Inc. (f/k/a Tenneco Business
                 Services Inc.)
               Tenneco Foam Products Company (f/k/a Amoco Foam Products Company) Tenneco Management Company (f/k/a 1275, Inc.)
               Tenneco Moorhead Acquisition Inc.
               Tenneco Packaging Hungary Holdings Inc.
               Tenneco Romania Holdings Inc.

     15B. Effective as of December 5, 1996 or December 6, 1996, TGP will transfer to Tenneco Management Company as a contribution to capital the following assets:

          a. All trademarks, trade names, service marks, company or operating unit names containing the word "Tenneco" or any variation of the name "Tenneco", such as those names with a "Tenn" or "Ten" syllable and respective applications or registrations therefor wherever used or registered, except that Tenneco and the other members of the Energy Group shall retain the right to use the name "Tennessee" in their respective corporate names or otherwise in respect of the Energy Business.




-------------------------
/4/ Includes: 0.02% interest owned by Tenneco Corporation at 12/31/95; and 99.94% interest acquired from TGP. Tenneco Automotive Inc. (f/k/a Monroe Auto Equipment Company) continues to own 0.02% of the stock.

Project Liza Transaction Steps
Page 15

          b. All other intellectual property that does not solely and directly relate to the Energy Business and/or the Shipbuilding Business, including but not limited to patents, copyrights, trademarks, service marks, tradenames, know-how, trade secrets, licenses and rights therein.

     15C. Effective as of November 30, 1996 following the consummation of steps C(6) through C(8), Tenneco Corporation will transfer all of its ownership interest (100% unless otherwise indicated) in the following entities to Industrial Company as a contribution to capital and in exchange and consideration for additional shares of stock of Industrial Company. The transfer of the Counce Limited Partnership interest is subject to receipt of the consent of the Counce Noteholders referred to in step B(8)(a).

               Stock and Partnership Interest Received in Steps (6)-(8)
               --------------------------------------------------------
               Counce Limited Partnership (95% limited partner interest) Tenneco International Holding Corp. (100% interest in Common
                  Stock and 100% interest in $8.00 Junior Preferred Stock
               Autopartes Walker, S.A. de C.V. (Mexico) (0.02%)
               Omni-Pac Gmbh (Germany (1%)
               Omni-Pac S.A.R.L. (France) (97%)
               Tenneco Automotive Trading Company
               Tenneco United Kingdom Holdings Limited
               Walker Europe, Inc.
               Walker Norge A/S (Norway)

     15D. Effective as of December 1, 1996, TGP will transfer to Tenneco Corporation as a contribution to capital the assets listed on Schedule 1. Tenneco Corporation will transfer the assets to Industrial Company as a contribution to capital. Industrial Company will transfer the assets to Tenneco Management Company as a contribution to capital./5/

     15E. On the Distribution Date following the consummation of step C(11), Tenneco Corporation will transfer the stock of the following entities to Industrial Company as a contribution to capital:

               Stock Received in Step (11)
               --------------------------
               Tenneco Packaging Inc.
               PCA Leasing Company

     15F. On the Distribution Date following the consummation of steps C(1) through C(15E), Tenneco Corporation will transfer all of its assets (excluding the stock of Industrial Company, Shipbuilding Company, Midwestern, and CIGC, but including the intercompany receivable from Tenneco received in step C(10B) and all of its liabilities (excluding liabilities for accrued taxes) to Midwestern as a contribution to capital. Midwestern will transfer such assets and liabilities to New

-----------------------------

/5/ These transfers are being effected as of December 1, 1996 because the transfer of the partnership interest in Waukegan Corporate Aviation Facilities cannot become effective earlier than the first day of the month following the month in which the transfer is approved by the partnership.

Project Liza Transaction Steps
Page 16

Midwestern as a contribution to capital. Tenneco Corporation shall not acquire any assets following the consummation of step C(15F) and Tenneco Corporation and Midwestern will enter into an agreement pursuant to which any assets inadvertently acquired by Tenneco Corporation following the consummation in step C(15F) will be deemed contributed to the capital of Midwestern immediately upon acquisition without any further action by the parties.

     16A. On the Distribution Date following the consummation of steps C(1) through C(15F), Tenneco Corporation will transfer all of the stock of Shipbuilding Company and Industrial Company to TGP as a distribution with respect to stock (i.e., return of contributed surplus).

     16B. On the Distribution Date following the consummation of step C(16A) and prior to the consummation of step C(17), Tenneco will purchase the debt of TGP as follows:

          a. Pursuant to a tender offer made on November 8, 1996, Tenneco will purchase the debt of TGP validly tendered by the holders (and not withdrawn) at or prior to 5:00 p.m. New York City Time on December 10, 1996 (the "Expiration Time")./6/ Using the funds received by Tenneco in step C(10B) (which are being held by The Chase Manhattan Bank as Depositary for the offers to purchase TGP, TCC, and Tenneco debt), on the Distribution Date Tenneco will purchase the tendered TGP debt, excluding interest to be paid by TGP. Also on the Distribution Date, TGP will transfer to The Chase Manhattan Bank as Depositary for the tender offers an amount of funds equal to the interest to be paid by TGP pursuant to the terms of the tender offer. To document TGP's payment of interest on the tendered debt, on the Distribution Date Tenneco will make an actual transfer of funds into a TGP account (as an intercompany advance), and TGP will transfer funds from that account to Chase's Depositary account.

          b. Tenneco will transfer the TGP debt acquired in step C(16B)(a) to TGP in exchange for cash equal to Tenneco's cost of acquiring the debt (including fees and expenses paid by Tenneco in connection with the purchase of the TGP debt, but excluding accrued interest paid by TGP), thereby extinguishing the debt.

          c. Tenneco will transfer the cash received in step C(16B)(b) to TGP as an intercompany advance.

The transfers of cash described in steps C(16B)(b) and C(16B)(c) will be accomplished using a daylight overdraft.

     17. On the Distribution Date following the consummation of steps C(16A) and C(16B), TGP will transfer all of the stock of Shipbuilding Company and Industrial Company to Tenneco as a distribution with respect to stock (i.e., return of contributed surplus).

     18. On the Distribution Date following the consummation of step C(17), Industrial Company will transfer to Tenneco as a dividend the net intercompany account payable owed by Tenneco to Industrial Company.

--------------------------
/6/ These Transaction Steps assume that the tender offer will not be extended or earlier terminated.

Project Liza Transaction Steps
Page 17

     19. On the Distribution Date following the consummation of step C(17), Industrial Company will participate in the Debt Realignment as follows:

          a. Industrial Company will borrow $347,000,000 under a new credit facility an amount equal to the amount necessary to fund, after payment of credit facility expenses, a dividend to Tenneco (see step C(19)(d)) which, when used by Tenneco to fund the retirement of debt pursuant to the Tenneco debt tender offer, will cause the Actual Energy Debt Amount to be equal to the Base Amount, as estimated on the Distribution Date.

          b. Industrial Company's offer to exchange up to $1,950,000,000 face amount of Industrial Company debt for certain Tenneco debt will expire at 5:00 p.m. New York City time on December 10, 1996 (the "expiration time")./7/ Pursuant to the exchange offer, Industrial Company will accept for exchange Tenneco debt validly tendered and not withdrawn as of the expiration time, and will acquire such Tenneco debt by issuing new debt in exchange therefor on the first NYSE trading day following the expiration time (the "issuance date," which is also the Distribution Date). On the Distribution Date, Industrial Company will deliver the new debt certificates to The Chase Manhattan Bank as exchange agent for the holders of Tenneco debt participating in the exchange. The exchange agent will deliver the new debt certificates to such holders on the third trading day following the expiration time (the "exchange date"). Also on the Distribution Date, Industrial Company will transfer cash (from the funds received in step C(19)(a)) to the exchange agent equal to the amount of interest accrued on the exchanged Tenneco debt up to but excluding the issuance date; provided that Tenneco, and not Industrial Company, will pay accrued interest up to the issuance date on exchanged Tenneco debt for which the record date for any interest payment is prior to the Distribution Date and for which the payment date for such interest payment is after the issuance date. Interest on the new debt will accrue from and including the issuance date ("straddle interest"). To document Tenneco's payment of straddle interest on the exchange debt as required by the exchange offer, Tenneco will transfer funds equal to the required payment of straddle interest from a Tenneco Inc. account to the account to be used by The Chase Manhattan Bank as exchange agent for the payment of such interest pursuant to the exchange offer.

          c. Tenneco will transfer to Industrial Company in exchange for the Tenneco debt acquired by Industrial Company in step C(19)(b) an amount of funds equal to the fair market value of the debt issued by Industrial Company to acquire the Tenneco debt in step C(19)(b), plus the accrued interest to be paid by Industrial Company on the Tenneco debt, plus any fees and expenses incurred by Industrial Company in connection with the exchange.

          d. Industrial Company will transfer to Tenneco as a dividend the funds received in steps C(19)(a) and C(19)(c) remaining after payment of accrued interest on the tendered Tenneco debt and expenses related to the credit facility and debt exchange.

To document that the funds received in step C(19)(a) and transferred to Tenneco in step C(19)(d) were used by Tenneco to retire debt, the funds will be transferred directly from Morgan Guaranty

---------------------

/7/ These Transaction Steps assume that the exchange offer will not be extended or earlier terminated.

Project Liza Transaction Steps
Page 18

Trust Company of New York as administrative agent for the lenders under the Industrial Company credit facility to The Chase Manhattan Bank as Depositary for the Tenneco debt tender offer (see step C(20)(b)). The funds to be received by Industrial Company in step C(19)(c) and then transferred to Tenneco in step C(19)(d) will be arranged under a daylight overdraft facility.

     20. On the Distribution Date following the consummation of step C(17), Tenneco will participate in the Debt Realignment as follows:

          a. Tenneco will borrow $2,164,000,000 under a new credit facility (the "Tenneco Credit Facility") an amount equal to the amount necessary to cause the Actual Energy Debt Amount to be equal to the Base Amount, as estimated on the Distribution Date, taking into account funds utilized in the Debt Realignment.

          b. Pursuant to a tender offer made on November 8, 1996, Tenneco will purchase the debt of Tenneco and TCC validly tendered by the holders (and not withdrawn) at or prior to 5:00 p.m. New York City Time on December 10, 1996 (the "Expiration Time")./8/ From the funds received in step C(20)(a), on the Distribution Date Tenneco will transfer to The Chase Manhattan Bank as Depositary for the tender offers an amount of funds sufficient to fund the purchases of the tendered Tenneco and TCC debt, taking into account the funds deposited with Chase as Depositary as described in steps C(10B) and C(19)(d) and the utilization of a portion of such funds as contemplated by step C(16B)(a). Chase will use such funds to effect the purchases of the tendered Tenneco and TCC debt on behalf of Tenneco.

          c. Tenneco will transfer to TCC the debt of TCC acquired in step C(20)(b) in exchange for cash equal to Tenneco's cost of acquiring the TCC debt, including accrued interest plus any fees and expenses incurred by Tenneco in connection with the acquisition of the TCC debt. Tenneco will use the cash to repay its intercompany loan from TCC or to make an intercompany advance to TCC. Step C(20)(c) will be accomplished using a daylight overdraft.

          d. Tenneco will repay all of its outstanding bank debt and commercial paper, pay transaction expenses, transfer funds to Shipbuilding Company and TGP as necessary to fund the Guaranteed Shipbuilding Cash Amount and the Guaranteed Energy Cash Amount, respectively (as defined in the Debt and Cash Allocation Agreement), and fund cash expenditures of Tenneco and its affiliates for the Distribution Date. To the extent the Shipbuilding Group cash and cash equivalents on the Distribution Date (taking into account all of the foregoing transactions) exceeds the Guaranteed Shipbuilding Cash Amount, the excess shall be transferred by Shipbuilding Company to Tenneco as a dividend. To the extent the Energy Group cash and cash equivalents on the Distribution Date (taking into account all of the foregoing transactions, and including the dividend described in the previous sentence) exceeds the Guaranteed Energy Cash Amount, Tenneco shall transfer such excess to Industrial Company as a contribution to capital.

          e. Tenneco will transfer to TGP as a contribution to capital all of its assets other than the stock of TGP and the note receivable from I.C.H. Corporation, and all of its liabilities other than

----------------

/8/ These Transaction Steps assume that the tender offer will not be extended or earlier terminated.

Project Liza Transaction Steps
Page 19

the Consolidated Debt issued by Tenneco (as defined in the Debt Realignment Plan attached as Exhibit C to the Merger Agreement, including the untendered portions of Tenneco public debt and the Tenneco Revolving Debt incurred under the Tenneco Credit Facility), accrued taxes, and unpaid dividends.

Following step 20, Tenneco should have no assets other than the stock of TGP and the note receivable from I.C.H. Corporation, and no liabilities other than the Tenneco Credit Facility, the untendered portion of the Tenneco Consolidated Debt, accrued taxes, and unpaid dividends. Tenneco shall not acquire any assets following the consummation of step 20, and Tenneco and TGP will enter into an agreement pursuant to which any assets inadvertently acquired by Tenneco following the consummation of step 20 will be deemed contributed to the capital of TGP immediately upon acquisition without any further action by the parties.

     21. Effective as of November 30, 1996, TGP will transfer to Tenneco Asheville Inc., a newly formed wholly owned subsidiary of TGP, as a contribution to capital the assets and liabilities associated with the Walker Manufacturing property located in Asheville, NC. TGP will then transfer the stock of Tenneco Asheville Inc. to Tenneco Corporation as a contribution to capital, and Tenneco Corporation will transfer the stock of Tenneco Asheville Inc. to Industrial Company as a contribution to capital.

     22. Effective as of November 1, 1996, Tenneco Liquidation Company (formerly Tenneco Business Services Inc.) will transfer all of its assets and liabilities to Tenneco Business Services Inc. (formerly Tenneco Technology Services Inc.). Tenneco Liquidation Company will change its name to Tenneco Business Services Holdings Inc.

     23. On the Distribution Date immediately before the Distributions, Industrial Company and Shipbuilding Company will issue a stock dividend to Tenneco as provided in Section 2.02 of the Distribution Agreement.

D.   Distributions and Merger

     1. On the Distribution Date following the consummation of steps C(1) through C(23), Tenneco will distribute all of the stock of Industrial Company and Shipbuilding Company to Tenneco shareholders as a distribution with respect to stock (i.e., return of contributed surplus) pro rata on the basis of one share of Industrial Company stock for one share of Tenneco common stock outstanding and on the basis of one share of Shipbuilding Company stock for five shares of Tenneco common stock outstanding. Cash will be paid in lieu of issuing fractional shares of Shipbuilding Company stock. Each share of stock of Industrial Company and Shipbuilding Company will have attached to it stock purchase rights (the "Rights") which will entitle the holder to purchase certain stock of Industrial Company or Shipbuilding Company, as the case may be, upon the occurrence of certain triggering events.

     2. Effective as of the Distribution Date, the account of the employees of the Shipbuilding Business in the Tenneco Thrift Plan will be transferred to a Shipbuilding Company qualified plan (the "Shipbuilding Company Thrift Plan") as of the distribution date. The Shipbuilding Company Thrift Plan will include an employee stock ownership plan ("ESOP"), and Shipbuilding Company

Project Liza Transaction Steps
Page 20

stock received with respect to Tenneco stock on their accounts will held subject to the terms of the ESOP.

     3. Effective as of 8:00 a.m. EST on the day following the Distribution Date, Industrial Company, Acquiror, Acquiror Sub A1, and Acquiror Parent will consummate the merger of Acquiror Sub A1 into Tenneco (the "Merger").

E.   Post-Merger Transactions

     1. [Describe transfers of 401(k) accounts and communication of opportunity to sell shares of non-employer stock.]

     2. [Describe settlement of cash under Debt and Cash Allocation Agreement. If there is a transfer of excess cash from Shipbuilding Company to Industrial Company, the transfer should be treated as dividend by Shipbuilding Company to Tenneco and a contribution by Tenneco to the capital of Industrial Company immediately prior to step D(1). If there is a transfer of cash from Industrial Company to Shipbuilding Company, the transfer should be treated as dividend by Industrial Company to Tenneco and a contribution by Tenneco to the capital of Shipbuilding Company immediately prior to step D(1). Any transfer of cash from Tenneco to Industrial Company should be treated as a contribution by Tenneco to the capital Industrial Company immediately prior to step D(1), and any transfer of cash from Industrial Company to Tenneco should be treated as a dividend by Industrial Company to Tenneco immediately prior to step D(1).]

     3. Effective as of December 12, 1996, Tenneco will make arrangements for the funding of the Energy Business cash requirements without flowing cash through Tenneco and without creating any intercompany receivables held by Tenneco. As soon as practical after the Effective Time, Tenneco will close all of its bank accounts.

Project Liza Transaction Steps
Page 21

                                  Schedule 1

Pursuant to the Corporate Restructuring Transactions, the following assets owned by TGP shall be transferred to Tenneco Management Company.

     1.   Aviation Assets.

          a. All fixed wing corporate aircraft (except the Gulfstream G-II, serial number 248, and Rolls Royce Spey Model 511-8 engines, manufacturer's Serial Numbers 9816 and 9844), and spare parts for the aircraft which as of the Effective Time will not have a net book value in excess of $1 million.

          b. Limited partner interest in the Waukegan Corporate Aviation Facilities, an Illinois limited partnership (which owns the Waukegan, Illinois airport hangar facility and common facilities), the furniture, fixtures, and equipment owned by TGP located at the Waukegan aviation facilities, the stock of Corporate Hangar Services, Inc., an Illinois corporation (which is the corporate general partner of Waukegan Corporate Aviation Facility), and TGP's sublease of the aviation facilities from Waukegan Corporate Aviation Facilities.

          c. Certain furniture, fixtures, and equipment located in the Houston, Texas airport hangar facilities associated with the fixed-wing aircraft described in clause (a), which at the Effective Time will not have a net book value in excess of $1 million.

     2. Furniture, Fixtures, and Equipment. Furniture, fixtures, and equipment (including furnishings and computer equipment) which as of the Effective Time will not have a net book value in excess of $2 million located in:

          a.   Greenwich, CT Management Center.

          b.   Washington, D.C. office.

          c.   Houston, Texas office.

     3. Albright & Wilson Note. The long-term note receivable from Albright & Wilson Americas Inc. in the amount of $6,936,384 as of October 31, 1996.

                                   Exhibit E
                                    to the
                            Distribution Agreement

                              ENERGY SUBSIDIARIES

Subsidiaries of Tenneco Inc. (Delaware)
 Tennessee Gas Pipeline Company (Delaware)............................  100%
   Altamont Service Corporation (Delaware)............................  100
     Altamont Gas Transmission Canada Limited (Canada)................  100
       (Altamont Service Corporation is the registered holder of all of the issued and outstanding shares of Altamont Gas
       Transmission Canada Limited, as Trustee for Altamont Gas
       Transmission Company, a Joint Venture)
   Border Gas Inc. (Delaware) (a close corp.)......................... 37.5
     (Tennessee Gas Pipeline Company owns 100% of the Class A Common
     Stock, 37.5% of the total equity, and 37.5% of the total voting stock; unaffiliated companies (Texas Eastern Transmission
     Corporation, El Paso Natural Gas Company, Transcontinental Gas
     Pipe Line Corporation, Southern Natural Gas Company, and Florida
     Gas Transmission Company) own the remaining stock and equity.
   Eastern Insurance Company Limited (Bermuda)........................  100
   East Tennessee Natural Gas Company (Tennessee).....................  100
     Tenneco East Natural Gas L.P. (Delaware Limited Partnership).....    1
       (East Tennessee Natural Gas Company, as General Partner, owns
       1%; and Tenneco East Corporation, as Limited Partner, owns 99%.)
   Energy TRACS, Inc. (Delaware)......................................  100
   Greater Houston Small Business Equity Fund, Inc. (Texas)...........   ??
   ------------------------------------------------------------------------
   Kern County Land Company (Delaware)................................  100
     Tenneco Equipment Corporation (Delaware).........................  100
       Marlin Drilling Co., Inc. (Delaware)
         Bluefin Supply Company (Delaware)............................  100
         Marlin do Brasil Perfuacoes Maritimas Ltda. (Brazil)......... 0.16
         (in dissolution)
           Bluefin Supply Company owns 0.16%; and Marlin Drilling Co.,
           Inc. owns 99.84%)
         Marlin do Brasil Perfuacoes Maritimas Ltda. (Brazil)........ 99.84
         (in dissolution)
           Marlin Drilling Co., Inc. owns 99.84%; and Bluefin Supply
           Company owns 0.16%)
       Tenneco Equipment Holding I Company (Delaware).................  100
       Tenneco Equipment Holding II Company (Delaware)................  100
       Tenneco Equipment Holding III Company (Delaware)...............  100
       Tenneco Equipment Holding V Company (North Dakota).............  100
       Tenneco Equipment Holding IV Company (Wisconsin)...............  100
       Tenneco Equipment Holding VI Company (Illinois)................  100
     Tenneco West, Inc. (Delaware)....................................  100
       Kern County Land Company, Inc. (California)....................  100
   Kern River Corporation (Delaware).................................. 0.01
   Land Ventures, Inc. (Delaware).....................................  100
   MESBIC Financial Corporation of Houston (Texas)....................   ??
   ------------------------------------------------------------------------
   Midwestern Gas Marketing Company (Delaware)........................  100
   Mont Belvieu Land Company (Delaware)...............................  100

                              ENERGY SUBSIDIARIES

Subsidiaries of Tenneco Inc.
 Subsidiaries of Tennessee Gas Pipeline Company
   New Tenn Company (Delaware)............................................   100
     (New Tenn Company and New Tennessee Gas Pipeline are in the process of being merged into Tennessee Gas Pipeline Company.)
   New Tennessee Gas Pipeline Company (Delaware)..........................   100
     (New Tenn Company and New Tennessee Gas Pipeline are in the process of being merged into Tennessee Gas Pipeline Company.)
   S.K. Petroleum Company (Delaware)......................................   100
   Sandbar Petroleum Company (Delaware)...................................   100
   Tennchase Inc. (Texas).................................................   100
   Tenneco Alaska, Inc. (Alaska)..........................................   100
   Tenneco-Altamont Corporation (Delaware)................................   100
     Altamont Gas Transmission Company (Delaware Joint Venture)........... 53.34
       (Tenneco-Altamont Corporation owns 53 1/3%; Amoco Altamont
       Company, an unaffiliated company, owns 33 1/3%; and Entech
       Altamont, Inc., an unaffiliated company, owns 13 1/3%.)
   Tenneco Argentina Corporation (Delaware)...............................   100
   Tenneco Baja California Corporation (Delaware).........................   100
   Tenneco Communications Corporation (Delaware)..........................   100
   Tenneco Corporation (Delaware).........................................   100
       (Tennessee Gas Pipeline Company owns 100% of the Common Stock;
       Tenneco Credit Corporation owns ___% of the Second Preferred
       Stock; Tenneco Equipment Corporation owns ___% of the Second
       Preferred Stock; and Tenneco International Inc. owns ___% of the
       Second Preferred Stock.)
     Channel Industries Gas Company (Delaware)............................   100
       Tenneco Energy Marketing Company (Kentucky)........................   100
         Creole Gas Pipeline Corporation (Louisiana)......................   100
         Entrade Pipeline Company (Kentucky)..............................   100
       Channel Gas Marketing Company (Delaware)...........................   100
         Oasis Pipe Line Company (Delaware)...............................    30
           (Channel Gas Marketing Company owns 100% of the issued and outstanding Series B Preference Stock and 30% of the Common
           Stock, 30% of total equity; Dow Chemical Company, an
           unaffiliated company owns 100% of the issued and outstanding
           Series A Preference Stock and 70% of the Common Stock, 70%
           of total equity.)
       Tenneco Gas Processing Company (Delaware)..........................   100
       Tenneco Independent Power I Company (Delaware).....................   100
       Tenneco Independent Power II Company (Delaware)....................   100
       Tenneco Insurance Ventures (Delaware)..............................   100
       Tenneco Offshore Gathering Company (Delaware)......................   100
       Tennessee Gas Marketing Company (Delaware).........................   100

                              ENERGY SUBSIDIARIES

Subsidiaries of Tenneco Inc.
 Subsidiaries of Tennessee Gas Pipeline Company
   Subsidiaries of Tenneco Corporation
     Subsidiaries of Channel Industries Gas Company
       Tenneco Power Generation Company (Delaware)........................   100
         Orange Acquisition, Inc. (Delaware)..............................   100
         Orange Cogeneration Limited Partnership (Delaware Limited
           Partnership)...................................................  49.5
           (Orange Acquisition, Inc. owns 49.5% as a Limited Partner;
           CSW Orange, Inc., an unaffiliated company, owns ___% as a
           Limited Partner; and Orange Cogeneration GP, Inc. owns
           ---% as General Partner.)
           Orange Cogeneration GP II, Inc. (Delaware).....................    50
           (Tenneco Power Generation Company owns 50%; and CSW
           Development-I, Inc., an unaffiliated company, owns 50%.)
           Orange Cogeneration G.P., Inc. (Delaware)......................   100
         Polk Power GP II, Inc. (Delaware)................................    50
           (Tenneco Power Generation Company owns 50% and CSW
           Development-I, Inc., an unaffiliated company, owns 50%.)
           Polk Power GP, Inc.............................................   100
         Tenneco Ethanol Company (Delaware)...............................   100
         Tenneco Ethanol Services Company (Delaware)......................   100
         West Campus Cogeneration Company (Delaware)......................   100
     Midwestern Gas Transmission Company (Delaware).......................   100
       Deepsea Ventures, Inc. (Delaware)..................................    ??
       Entrade Engine Company (Kentucky)..................................   100
       H.T. Gathering Company (Texas).....................................    50
         (Midwestern Gas Transmission Company owns 50% of the issued and outstanding Class A Voting Stock and 20% of the Class B
         Nonvoting Stock, 29% of the total equity; and Houston Pipe
         Line Company, an unaffiliated company, owns 50% of the issued and outstanding Class A Voting Stock and 80% of the Class B
         Nonvoting Stock, 71% of the total equity.)
       New Midwestern Inc. (Delaware).....................................   100
       Petro-Tex Chemical Corporation (Delaware) (in dissolution).........   100
         (Certificate of Dissolution was filed in Delaware on
         January 18, 1995, Final dissolution date will be
         January 18, 1998, subject to settlement of any other outstanding business.)
       SWL Security Corp. (Texas).........................................   100
       Tenneco Midwest Natural Gas L.P. (Delaware Limited Partnership)....     1
         (Midwestern Gas Transmission Company, as General Partner, owns
         1%; and Tenneco Midwest Corporation, as Limited Partner owns
         99%.)
       Tenneco Minerals Company - California (Delaware)...................   100
       Tenneco Minerals Company - Nevada (Delaware).......................   100
       Tenneco OCS Company, Inc. (Delaware)...............................   100
       Tenneco Oil Company (Delaware).....................................   100

                              ENERGY SUBSIDIARIES

Subsidiaries of Tenneco Inc.
 Subsidiaries of Tennessee Gas Pipeline Company
   Subsidiaries of Tenneco Corporation
     Subsidiaries of Midwestern Gas Transmission Company
       Tenneco Polymers, Inc. (Delaware) ................................. 100
       Tenneco Eastern Realty, Inc. (New Jersey) ......................... 100
       Tennessee Overthrust Gas Company (Delaware) ....................... 100
         Overthrust Pipeline Company (Delaware General Partner) ..........  18
           (Tennessee Overthrust Gas Company owns an 18% general partnership interest; unaffiliated parties own 82% partnership interest)
       TCP Corporation (Delaware) ........................................ 100
   Tenneco Credit Corporation (Delaware) ................................. 100
     TenFac Corporation (Delaware) ....................................... 100
   Tenneco Deepwater Gathering Company (Delaware) ........................ 100
   Tenneco Delta XII Gas Co., Inc. (Delaware) ............................ 100
   Tenneco East Corporation (Delaware) ................................... 100
     Tenneco East Natural Gas L.P. (Delaware Limited Partnership) ........  99
       (Tenneco East Corporation, as Limited Partner, owns 99%; and East Tennessee Natural Gas Company, as General Partner, owns 1%.)
   Tenneco Energy Europe Inc. (Delaware) ................................. 100
     Tenneco Energy Hungary Inc. (Delaware) ..............................  99
      [Tenneco Energy Hungary B.V. (Netherlands) .........................  ??]
   Tenneco Energy Ltd. (Canada) .......................................... 100
   Tenneco Energy Services Company (Delaware) ............................ 100
     GreyStar Corporation (Texas) ........................................  50
       (Tenneco Energy Services Company owns 50%, and unaffiliated parties own 50%. Tenneco Energy Services Company owns 1,135,294 shares of Series B Preferred Stock, $0.01 par value per share.)
     Tenneco Energy AIRCO Inc. (Delaware) ...............................  100
     Tenneco Energy OGS Inc. (Delaware) .................................  100
     Tenneco Energy TEPSCO Inc. (Delaware) ..............................  100
   Tenneco Energy Inc. (Delaware) .......................................  100
     Tenneco EIS Company (Delaware) .....................................  100
       Tenneco EIS Canada Ltd. (Alberta) ................................  100
     Tenneco Gas Transporation Company (Delaware) .......................  100
   Tenneco Gas Canada, Ltd. (Ontario) ...................................  100
   Tenneco Gas International Inc. (Delaware) ............................  100
     Tenneco Energy China Inc. (Delaware) ...............................  100
     Tenneco Gas Brazil Corporation (Delaware) ..........................  100
       Tenneco Gas International Servicos do Brasil Ltda (Brazil) .......  100
     Tenneco Gas Chile Corporation (Delaware) ...........................  100
     Tenneco Energy International (East Asia/Pacific) Inc. (Delaware) ...  100
     Tenneco Gas Services (Chile) Corporation (Delaware) ................  100
       Tenneco Gas Transportes S.A. (Chile) .............................  100
     Tenneco Gas Latin America Inc. (Delaware) ..........................  100

                              ENERGY SUBSIDIARIES
Subsidiaries of Tenneco Inc.
 Subsidiaries of Tennessee Gas Pipeline Company
   Tenneco Gas Louisiana Inc. (Delaware).................................... 100
     Martin Exploration Company (Delaware).................................. 100
   Tenneco Gas Production Corporation (Delaware)............................ 100
   Tenneco Gas Properties Inc. (Delaware)................................... 100
   Tenneco Gas Services, Inc. (Delaware).................................... 100
   Tenneco Gas Supply Corporation (Delaware)................................ 100
   Tenneco Gas Australia Inc. (Delaware).................................... 100
     Tenneco Holdings Pty. Ltd. (Australia)................................. 100
       Sulawesi Energy Pty Ltd. (Australia).................................  50
         (Upon the acquisition of the Energy Equity subsidiaries
         contemplated for the South Sulawesi Project, Tenneco
         Holdings Pty. Ltd. will own 50%, and an unaffiliated
         company will own 50%.)
         PT Energi Sengkang (Indonesia).....................................  95
           (Upon the acquisition of the Energy Equity subsidiaries
           contemplated for the South Sulawesi Project, Sulawesi
           Energy Pty. Ltd. will own 95% and an unaffiliated company
           will own 5%.)
       Tenneco Energy Australia Pty. Limited (Australia).................... 100
         Tenneco Energy Queensland Pty. Limited (Australia)................. 100
         Tenneco Energy South Australia Pty. Limited (Australia)............ 100
       Tenneco Energy Operations and Maintenance Pty. Ltd. (Australia)...... 100
         Energy Management Technical Systems Pty. Ltd. (Australia)..........  50
           (Upon the acquisition of the Energy Equity subsidiaries
           contemplated for the South Sulawesi Project, Tenneco
           Energy Operations and Maintenance Pty. Ltd. will own 50%,
           and an Unaffiliated company will own 50%.)
       Tenneco Sulawesi Gas Pty. Ltd. (Australia)........................... 100
         Energy Equity (Sengkang) Pty. Ltd. (Australia).....................  50
           (Upon the acquisition of the Energy Equity subsidiaries
           contemplated For the South Sulawesi Project, Tenneco
           Sulawesi Gas Pty. Ltd. will own 50%, and an unaffiliated
           company will own 50%.)
     Galtee Limited (Cayman Islands)........................................ 100
  Tenneco International Inc. (Delaware)..................................... 100
     Tenneco Nederland B.V. (Netherlands)................................... 100
     Tenneco Offshore Netherlands Company (Delaware)........................ 100
   Tenneco Liquids Corporation (Delaware)................................... 100
   Tenneco Marketing Services Company (Delaware)............................ 100
   Tenneco MLP Inc. (Delaware).............................................. 100
       Polk Power Partners, L.P. (Delaware Limited Partnership)............. 100
         (Tenneco MLP Inc. owns ____% as a Limited Partner;
         CSW Mulberry, Inc., an unaffiliated company, owns ____%
         as a Limited Partner; GPSF-A Inc., an Unaffiliated
         company owns ____% as Preferred Limited Partner; and
         Polk Power GP, Inc. owns _____% as the General Partner.)
   Tenneco MTBE, Inc. (Delaware)............................................ 100

                              ENERGY SUBSIDIARIES

Subsidiaries of Tenneco Inc.
 Subsidiaries of Tennessee Gas Pipeline Company
   Tenneco Midwest Corporation (Delaware) ................................ 100
     Tenneco Midwest Natural Gas L.P. (Delaware Limited Partnership ......  99
       (Tenneco Midwest Corporation, as Limited Partner, owns 99%; and Midwestern Gas Transmission Company, as General Partner, owns 1%.)
   Tenneco Pittsfield Corporation (Delaware) ............................. 100
   Tenneco Portland Corporation (Delaware) ............................... 100
   Tenneco Realty, Inc. (Delaware) ....................................... 100
   Tenneco SNG Inc. (Delaware) ........................................... 100
   Tenneco Texas Acquisition Inc. (Delaware) ............................. 100
   Tenneco Trinidad LNG, Inc. (Delaware) ................................. 100
   Tenneco Ventures Bolivia Corporation (Delaware) ....................... 100
   Tenneco Ventures Corporation (Delaware) ............................... 100
   Tenneco Ventures Poland Corporation (Delaware) ........................ 100
   Tenneco Western Market Center Corporation (Delaware) .................. 100
     The Western Market Center Joint Venture (Joint Venture) .............  50
       (Tenneco Western Market Center Corporation owns 50%; Entech Gas Ventures, Inc., an unaffiliated company, owns 15%; Questar WMC Corporation, an unaffiliated company, owns 25%; and Fuels WMC Corporation, an unaffiliated company, owns 10%.)
   Tenneco Western Market Center Service Corporation (Delaware) .........  100
   TennEcon Services, Inc. (Delaware) ...................................  100
     Tenneco Energy Technology Consulting Services Inc. (Delaware).......  100
   Tennessee Gas Transmission Company (Delaware) ........................  100
   Tennessee Storage Company (Delaware) .................................  100
   Tennessee Trailblazer Gas Company (Delaware) .........................  100
   Ten Ten Parking Garage Inc. (Delaware) ...............................  100
   The Fontanelle Corporation (Louisiana)................................  100
     The F and E Oyster Partnership (Louisiana Partnership)..............   64
       (The Fontanelle Corporation owns 64% as General Partner; and
       Expedite Oyster, Inc., an unaffiliated company, owns 36% as
       General Partner.)
   The LaChute Corporation (Louisiana) ..................................  100

                                   Exhibit G
                                    to the
                            Distribution Agreement

                            INDUSTRIAL SUBSIDIARIES

Subsidiaries of Industrial Company
 Autopartes Walker, S.A. de C.V. (Mexico)................................ 99.98%
   (Industrial Company owns 99.98% and Tenneco Automotive Inc. owns
   .02%)
 Counce Limited Partnership (Texas Limited Partnership)..................     95
   (Industrial Company owns 95%, as Limited Partner; and PCA Leasing
   Company owns 5%, as General Partner)
   Counce Finance Corporation (Delaware).................................    100
 Monroe-Mexico S.A. de C.V. (Mexico).....................................   0.01
   (Industrial Company owns 0.01%; and Tenneco Automotive Inc. owns
   99.99%)
 Omni-Pac GmbH (Germany).................................................      1
   (Tenneco Deutschland Holdinggesellschaft mbH owns 99%; and Industrial
   Company owns 1%)
 Omni-Pac S.A.R.L. (France)..............................................     97
   (Omni-Pac GmbH owns 3%; and Industrial Company owns 97%)
 PCA Leasing Company (Delaware)..........................................    100
   Counce Limited Partnership (Texas Limited Partnership)................      5
     (Industrial Company owns 95%, as Limited Partner; and PCA Leasing
     Company owns 5%, as General Partner)
     Counce Finance Corporation (Delaware)...............................    100
 Proveedora Walker S.A. de C.V. (Mexico).................................  99.99
   (Industrial Company owns 49,999 shares, and Tenneco Automotive Inc.
   owns 1 share)
 Tenneco Asia Inc. (Delaware)............................................    100
 Tenneco Asheville Inc. (Delaware).......................................    100
 Tenneco Automotive Foreign Sales Corporation Limited (Jamaica)..........      1
   (Industrial Company owns 1%; and Tenneco Automotive Inc. owns 99%)
 Tenneco Automotive Inc. (f/k/a Monroe Auto Equipment Company) (Delaware)    100
   Autopartes Walker, S.A. de C.V. (Mexico)..............................   0.02
     (Industrial Company owns 99.98%; Tenneco Automotive Inc. owns
     0.02%)
   Beijing Monroe Automotive Shock Absorber Company Ltd (China)..........     51
     (Tenneco Automotive Inc. owns 51%; and Beijing Automotive Industry
     Corporation, ana unaffiliated company, owns 49%)
   Consorcio Terranova S.A. de C.V. (Mexico)
     Tenneco Automotive Inc. owns 99.99%; and Josan Latinamericana
     S.A. de C.V., an unaffiliated company, owns 0.01%
   McPherson Strut Company Inc. (Delaware)...............................    100
   Monroe Auto Equipement France, S.A. (France)..........................    100
     Monroe Europe Coordination Center N.V. (Belgium)....................    0.1
       (S.A. Monroe Europe N.V. owns 99.9%; and Monroe Auto Equipement
       France, S.A. owns 0.1%)
     Monroe Packaging N.V. (Belgium).....................................    0.1
       (S.A. Monroe Europe N.V. owns 99.9%; and Monroe Auto Equipement
       France, S.A. owns 0.1%)

                            INDUSTRIAL SUBSIDIARIES

Subsidiaries of Industrial Company
 Subsidiaries of Tenneco Automotive Inc.
     Tenneco Automotive Italia S.r.l. (Italy).............................    15
       (Tenneco Automotive Inc. owns 85%; and Monroe Auto Equipement
       France, S.A. owns 15%)
   Monroe Auto Pecas S.A. (Brazil)........................................  2.82
     (Tenneco Automotive Inc. owns 2.82%; Monroe do Brasil Industria e
     Comercio Ltda. Owns 82.71%; and Monteiro Aranha S/A, an
     unaffiliated company, owns 14.47%)
   Monroe-Mexico S.A. de C.V. (Mexico).................................... 99.99
     (Tenneco Automotive Inc. owns 99.99%; and Industrial Company owns
     0.01%)
   Precision Modular Assembly Corp. (Delaware)............................   100
   Rancho Industries Europe B.V. (Netherlands)............................   100
   Tenneco Automotive Foreign Sales Corporation Limited (Jamaica).........    99
     (Tenneco Automotive Inc. owns 99%; and Industrial Company owns 1%)
   Tenneco Automotive International Sales Corporation (DE-In Dissolution).   100
   Tenneco Automotive Italia S.r.l. (Italy)...............................    85
     (Tenneco Automotive Inc. owns 85%; and Monroe Auto Equipement
     France, S.A. owns 15%)
   Tenneco Automotive Japan Ltd. (Japan)..................................   100
   The Pullman Company (Delaware).........................................   100
     Axios Produtos de Elastomeros Limitada (Brazil)......................    99
       (99% The Pullman Company; 1% Peabody International Corporation)
     Clevite Industries Inc. (Delaware)...................................   100
     Peabody International Corporation (Delaware).........................   100
       Axios Produtos de Elastomeros Limitada (Brazil)....................     1
         (99% The Pullman Company; 1% Peabody International Corporation)
       Barasset Corporation (Ohio)........................................   100
       Peabody Galion Corporation (Delaware)..............................   100
       Peabody Gordon-Piatt, Inc. (Delaware)..............................   100
       Peabody N.E., Inc. (Delaware)......................................   100
       Peabody World Trade Corporation (Delaware).........................   100
         Pullmex, S.A. de C.V. (Mexico)...................................   0.1
           (99% The Pullman Company; 0.1% Peabody World Trade Corporation)
       Peabody-Myers Corporation (Illinois)...............................   100
       Pullman Canada Ltd. (Canada).......................................    61
         (61% Peabody International Corporation; 39% The Pullman Company)
     Pullman Canada Ltd. (Canada).........................................    39
         (61% Peabody International Corporation; 39% The Pullman Company)
     Pullman Standard, Inc. (Delaware)....................................   100


                            INDUSTRIAL SUBSIDIARIES

Subsidiaries of Industrial Company
     Pullmex, S.A. de C.V. (Mexico).......................................  99.9
       (99.9% The Pullman Company; 0.1% Peabody World Trade
       Corporation)
 Tenneco Automotive Trading Company (Delaware)............................   100
   Tenneco Brake, Inc. (Delaware).........................................   100
 Tenneco Brazil Ltda. (Brazil)............................................   100
   Monroe do Brazil Industria e Comercio Ltda. (Brazil)...................   100
     Monroe Auto Pecas S.A. (Brazil)...................................... 82.71
       (Monroe do Brazil Industria e Comercio Ltda. Owns 82.71%;
       Tenneco Automotive Inc. owns 2.82%; and Monteiro Aranha S/A, an unaffiliated company owns 14.47%)
 Tenneco Business Services Holdings Inc. (f/k/a Tenneco Business Services
   Inc.)..................................................................   100
   Tenneco Business Services Inc. (f/k/a Tenneco Technology Services Inc.)   100
 Tenneco Deutschland Holdinggesellschaft mbH (Germany)...................  99.97
   (Industrial Company owns 99.97%; and Atlas Bermoegensverwaltung, an unaffiliated company, owns 0.03%)
   GILLET Unternehmesverwaltungs (Germany)................................   100
     Heinrich Gillet GmbH & Co. KG (Germany)..............................   0.1
       (GILLET Unternehmesverwaltungs GmbH owns 0.1%; and
       Tenneco Deutschland Holdinggesellschaft mbH owns 99.9%)
   Heinrich Gillet GmbH & Co. KG (Germany)................................  99.9
     (Tenneco Deutschland Holdinggesellschaft mbH owns 99.9%; and
     GILLET Unternehmesverwaltungs, mbH owns 0.1%)
    Gillet-Abgassysteme Zwickau Gmbh (Germany)............................   100
    Mastra-Gillet Industria e Comercio Ltda. (Brazil).....................    50
       (Heinrich Gillet GmbH & Co. KG owns 50%; and Mastra Industria
       e Comercio Ltda., an unaffiliated company, owns 50%)
   Omni-Pac Ekco GmbH Verpackungsmittel (Germany).........................   100
     Omni-Pac Poland Sp. z o.o. (Poland)..................................   100
     PCA Embalajes Espana, S.L. (Spain)..................................      1
       (Omni-Pac Ekco GmbH Verpackungsmittel owns 1%; and PCA
       Verpackungsmittel GmbH owns 99%)
   Omni-Pack GmbH (Germany)...............................................    99
     (Tenneco Deutschland Holdinggesellschaft mbH owns 99%; and
     Industrial Company owns 1%)
     Omni-Pac ApS (Denmark)..............................................    100
     Omni-Pac A.B. (Sweden)...............................................   100
     Omni-Pack S.A.R.L. (France)..........................................     3
       (Omni-Pac GmbH owns 3%; and Industrial Company owns 97%)
   Walker Deutschland GmbH (Germany)......................................    99
     (Tenneco Deutschland Holdinggesellschaft mbH owns 99%; and
     Industrial Company owns 1%
   Walker Gillet (Europe) GmbH (Germany)..................................   100
 Tenneco Foam Products Company............................................   100
 Tenneco Inc. (Nevada)....................................................   100

                                       3

                           INDUSTRIAL SUBSIDIARIES
Subsidiaries of Industrial Company
 Tenneco International Holding Corp. (Delaware)...........................   100
   Monroe Australia Pty. Limited (Australia)..............................   100
     Monroe Springs (Australia) Pty. Ltd. Australia)......................   100
     Monroe Superannuation Pty. Ltd. (Australia)..........................   100
 Walker Australia Pty. Limited (Australia)................................   100
   S.A. Monroe Europe N.V. (Belgium)......................................   100
     Borusan Amortisor Imalat Ve Ticaret A.S. (Turkey).................... 16.67
       (S.A. Monroe Europe N.V. owns 16.67%; Borusan Holding AS, an unaffiliated company, owns 83.03%; and various unaffiliated individual stockholders own 0.3%)
     Monroe Europe Coordination Center N.V. (Belgium).....................  99.9
       (S.A. Monroe Europe N.V. owns 99.9%; and Monroe Auto
       Equipement France, S.A. owns 0.1%)
     Monroe Europe (UK) Limited (United Kingdom)..........................    18
       (S.A. Monroe Europe N.V. owns 18%; and Tenneco United
       Kingdom Holdings Limited owns 82%)
     Monroe Packaging N.V. (Belgium)......................................  99.9
       (S.A. Monroe Europe N.V. owns 99.9%; and Monroe Auto
       Equipement France, S.A. owns 0.1%)
   Tenneco Canada Inc. (Ontario).......................................... 51.28
     (Tenneco International Holding Corp. owns 100% of the issued and outstanding Common Stock, 51.28% of total equity; and Tenneco
     United Kingdom Holdings Limited owns 100% of the Class A Stock,
     48.72% of total equity)
     98174 Ontario Limited (Ontario)......................................   100
     Tenneco Canada Wholesale Finance Company (Alberta)...................   100
     Tenneco Credit Canada Corporation (Alberta)..........................   100
   Tenneco Espana Holdings, Inc. (Delaware)...............................   100
     Louis Minuzzi E. Hijos S.A.I.C. (Argentina)........................   100??
     Monroe Springs (New Zealand) Pty. Ltd. (New Zealand).................   100
       Monroe Spain, S.A. (f/k/a Tenneco Espana, S.A.) (Spain)............   100
       Gillet Iberica, S.A. (Spain).......................................   100
       Manufacturas Fonos, S.L. (Spain)...................................   100
       Omni-Pac Embalajes S.A. (Spain)....................................   100
     Reknowned Automotive Products Manufacturers Ltd. (India).............    51
     Thibault Investments Limited (Mauritius).............................   100
       Hydraulics Limited (India).........................................    51
         (Thibault Investments Limited owns 51% and Bangalore Union
         Services Limited, an unaffiliated company, owns 49%)
   Tenneco Holdings Denmark A/S (Denmark).................................   100
     Gillet Exhaust Technologie (Proprietary) Limited (South Africa)......   100
     Gillet Lazne Belohrad, s.r.o. (Republic of Czechoslovakia)...........   100
     Heinrich Gillet Portuguesa - Sistemas de Escape, Lda. (Portugal).....   100
     Walker Denmark A/S (Denmark).........................................   100

                            INDUSTRIAL SUBSIDIARIES

Subsidiaries of Industrial Company
 Subsidiaries of Tenneco International Holding Corp. (Delaware)
   Subsidiaries of Tenneco Holdings Danmark A/S (Denmark)
     Walker Inapal Escapes, S.A. (Portugal)...............................    90
       (Tenneco Holdings Danmark A/S owns 90%; Inapal, Industria Nacional de Acessorios Para Automoveis, SA, an unaffiliated company, owns
       9.99%; and Walker Danmark A/S owns 0.01%)
   Walker France S.A. (France)............................................   100
     Constructions Metallurgiques de Wissembourg - Wimetal (France).......   100
       Societe Europeenne des Ensembles-Montes (France)...................   100
     Gillet Tubes Technologies G.T.T. (France)............................   100
   Walker Sverige A.B. (Sweden)...........................................   100
 Tenneco Management Company (Delaware)....................................   100
 Tenneco Moorhead Acquisition Inc. (Delaware).............................   100
 Tenneco Packaging Hungary Holdings Inc. (Delaware).......................   100
 Tenneco Packaging Inc. (Delaware)........................................   100
   A&E Plastics, Inc. (Delaware)..........................................   100
   Alupak A.G. (Switzerland)..............................................   100
   American Cellulose Corporation (Delaware)..............................    50
     (Tenneco Packaging Inc. owns 50%; and Larry E. Homan, an
     unaffiliated individual, owns 50%)
   The Corinth and Counce Railroad Company (Mississippi)..................   100
     Marinette, Tomahawk & Western Railroad Company (Wisconsin)...........   100
     Valdosta Southern Railroad Company (Florida).........................   100
   Dahlonega Packaging Corporation (Delaware).............................   100
   Dixie Container Corporation (Virginia).................................   100
   Dixie Convoy Corporation (North Carolina)..............................   100
   Dongguan PCA Packaging Co., Ltd. (Peoples Republic of China)...........    50
     (Tenneco Packaging Inc. owns 50%; and Dongguan Dong Ya Color
     Printing & Packaging Factory, an unaffiliated company, owns
     50%)
   EKCO Products, Inc. (Illinois).........................................   100
   E-Z Por Corporation (Delaware).........................................   100
   Hexacomb Corporation (Illinois)........................................   100
     Hexacomb International Sales Corporation (U.S. Virgin Islands).......   100
   Packaging Corporation of America (Nevada)..............................   100
   PCA Box Company (Delaware).............................................   100
   PCA-Budafok (Kartongyar) Kft. (Hungary)................................   100
   PCA Hydro, Inc. (Delaware).............................................   100
   PCA Romania Srl (Romania)..............................................    50
     (Tenneco Packaging Inc. owns 50%; and Kraftcorr Inc., an unaffiliated company owns 50%)
   PCA Tomahawk Corporation (Delaware)....................................   100
   PCA Valdosta Corporation (Delaware)....................................   100


                            INDUSTRIAL SUBSIDIARIES
Subsidiaries of Industrial Company
 Subsidiaries of Tenneco Packaging Inc.
  PCA Verpackungsmittel GmbH (Germany)....................................   100
     PCA Embalajes Espana S.L. (Spain)....................................    99
       (PCA Verpackungsmittel GmbH owns 99%; and Omni-Pac Ekco
       GmbH Verpackungsmittel owns 1%)
   PCA West Inc. (Delaware)...............................................   100
     Coast-Packaging Company (California General Partnership).............    50
       (PCA West Inc. owns 50%, as General Partner; and J.G. Haddy
       Sales Company, an unaffiliated Company, owns 50%, as General
       Partner)
   Pressware International, Inc. (Delaware)...............................   100
   Revere Foil Containers, Inc. (Delaware)................................   100
   Tenneco Packaging-Romania S.R.L. (Romania).............................   100
   Tenneco Plastics Company (Delaware)....................................   100
   798795 Ontario Limited (Ontario).......................................   100
     PCA Canada Inc. (Ontario)............................................   100
 Tenneco Retail Receivables Company (Delaware)............................   100
 Tenneco Romania Holdings Inc. (Delaware).................................   100
 Tenneco United Kingdom Holdings Limited (Delaware).......................   100
   Monroe Europe (UK) Limited (United Kingdom)............................    82
     (Tenneco United Holdings Limited owns 82%; and S.A. Monroe
     Europe N.V. owns 18%)
   Omni-Pac U.K. Limited (United Kingdom).................................   100
   Packaging Corporation of America (UK) Limited (Scotland)...............   100
     Alpha Products (Bristol Limited (United Kingdom).....................   100
     Calendered Plastics Limited (United Kingdom).........................   100
     Delyn Packaging Limited (United Kingdom).............................   100
     Penlea Plastics Limited (United Kingdom).............................   100
     Polbeth Packaging Limited (Scotland).................................   100
       Brucefield Plastics Limited (Scotland).............................   100
       Polbeth Packaging (Corby) Limited (Scotland).......................   100
   Tenneco Canada Inc.(Ontario)........................................... 48.72
     (Tenneco United Kingdom Holdings Limited owns 100% of the Class A
     Stock, 48.72% of total equity; and Tenneco International Holding
     Corporation owns 100% of the issued and outstanding common stock,
     51.28% of total equity)
  Tenneco Europe Limited (Delaware).......................................   100
     Tenneco Asia Limited (United Kingdom)................................   100
   Tenneco International Finance Limited (United Kingdom).................   100
     Tenneco International Finance B.V. (Netherlands).....................   100
   Tenneco Management (Europe) Limited (United Kingdom)...................   100
   Tenneco Packaging (UK) Limited (United Kingdom)........................   100
   Tenneco West Limited (United Kingdom)..................................   100
   Thompson and Stammers Dunmow (Number 6) Limited (United Kingdom).......   100
   Thompson and Stammers Dunmow (Number 7) Limited (United Kingdom).......   100

                                       6

                            INDUSTRIAL SUBSIDIARIES

Subsidiaries of Industrial Company
 Subsidiaries of Tenneco United Kingdom Holdings Limited (Delaware)
   Thompson and Stammers Dunmow (Number 8) Limited (United Kingdom) 100
   Walker Limited (United Kingdom)................................. 100
     Gillet Exhaust Manufacturing Limited (United Kingdom)......... 100
     Gillet Pressings Cardiff Limited (United Kingdom)............. 100
     Gillet Torsmaskiner UK Limited (United Kingdom)...............  50
        (Walker Limited owns 100 A Ordinary Shares, 50% of total equity; and AB Torsmaskiner, an unaffiliated company, owns
        100 B Ordinary Shares, 50% of total equity)
        Exhaust Systems Technology Limited (United Kingdom).......99.99
         (Gillet Torsmaskiner UK Limited owns 99.99%; and Heinrich Gillet Gmbh & Co. KG & AB Torsmaskiner, an unaffiliated company owns 0.01%)
     Walker UK Ltd. (United Kingdom)..............................  100
       J.W. Hartley (Motor Trade) Limited (United Kingdom)........  100
       Tenneco - Walker (UK) Limited (United Kingdom).............  100
 Tenneco Windsor Box & Display, Inc. (f/k/a Deline Box & Display)
   (Delaware).....................................................  100
 TMC Texas Inc. (Delaware)........................................  100
 Walker Deutschland GmbH (Germany) ...............................    1
    (Industrial Company owns 1%; and Tenneco Deutschland Holdinggesellsschaft mbH owns 99%)
 Walker Europe, Inc. (Delaware)...................................  100
 Walker Electronic Silencing Inc. (f/k/a Walker Electronic
   Mufflers) (Delaware)...........................................  100
   Walker Noise Cancellation Technologies (New York Partnership)..  100
     (Walker Electronic Silencing Inc. owns 50% as General
     Partner; and Expedite Oyster, Inc., an unaffiliated company, owns 50% as General Partner)
 Walker Manufacturing Company (Delaware)..........................  100
   Ced's Inc. (Illinois)..........................................  100
 Walker Norge A/S (Norway)........................................  100

                                   Exhibit J
                                    to the
                            Distribution Agreement

                           SHIPBUILDING SUBSIDIARIES

Subsidiaries of Newport News Shipbuilding Inc. (Delaware) formerly known as Tenneco InterAmerica Inc.)
 Newport News Shipbuilding and Dry Dock Company (Virginia ............ 100%
   Asheville Industries Inc. (North Carolina) ........................ 100
   Greeneville Industries Inc. (Virginia)............................. 100
   Newport News Global Corporation (U.S. Virgin Islands).............. 100
   Newport News Industrial Corporation (Virginia)..................... 100
     Newport News Industrial Corporation of Ohio (Ohio)............... 100
   Newport News Reactor Services, Inc. (Virginia)..................... 100
   Tenneco Tanker Holding Corporation (Delaware)...................... 100
   The James River Oyster Corporation (Virginia)...................... 100
  NNS Delaware Management Company (Delaware).......................... 100